Exhibit 15.2

JINCHENG TONGDA & NEAL

10th Floor, China World Tower A, No. 1 Jianguo Menwai Avenue,

Chaoyang District, Beijing, 100004, PRC

Tel: (8610) 5706 8585; Fax: (8610) 8515 0267

April 12, 2023

ATA Creativity Global

1/F East Gate, Bldg. No.2, Jian Wai Soho

No.39 Dong San Huan Zhong Road,

Chao Yang District, Beijing, 100022

Ladies and Gentlemen:

We have acted as legal advisors as to the laws of the People’s Republic of China to ATA Creativity Global (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission of an annual report on Form 20-F for the fiscal year ended December 31, 2022.

We hereby consent to the use of our name under “Item 3. Key Information — Government Regulations and Permissions”, “Item 3. Key Information — Enforceability of Civil Liabilities”, “Item 3. Key Information — D. Risk Factors”, “Item 4. Information on the Company — A. History and Development of the Company” and “Item 8. Financial Information — A. Consolidated Statements and Other Financial Information” in the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2022.

Yours sincerely,

/s/ Peng Jun
Peng Jun
Partner
Jincheng Tongda & Neal